Exhibit 99.1


               BSD Medical Announces Conclusion of FDA
            Pre-approval Audit for BSD-2000 PMA Submission


    SALT LAKE CITY--(BUSINESS WIRE)--Aug. 23, 2007--BSD Medical Corp. (AMEX: BSM) today announced the completion of the Food and Drug Administration's (FDA) pre-approval audit for the PMA submission of the company's BSD-2000 hyperthermia system, along with the completion of a routine Quality System (QA)/Good Manufacturing Practices (GMP) inspection. FDA did not provide any written inspectional deficiencies (Form 483) at the conclusion of the on-site inspection. The completion of the preapproval FDA inspection is a significant milestone in the PMA approval process for a medical device. The FDA's review of the company's PMA submission is ongoing.

    FDA conducts a pre-approval inspection following submission of a PMA to verify that the company's design and manufacturing processes meet the Quality System (QS) regulations. This process involved a 5-day on-site inspection by an FDA auditor. The inspection was concluded on August 21, 2007.

    BSD Medical Corp. is the leading developer of systems used to deliver hyperthermia therapy for the treatment of cancer. For further information about BSD Medical visit the company's website at www.BSDMedical.com.

    Statements contained in this press release that are not historical facts are forward-looking statements, as defined in the Private
Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.


    CONTACT: BSD MEDICAL CORPORATION, Salt Lake City
             Dana Walser, 801-972-5555
             Facsimile: 801-972-5930
             investor@bsdmc.com